UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2008
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street
Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     The Company has extended its line of credit with Liberty Bank of Arkansas, which expired June 15, 2008, to September 15, 2008. As part of the extension, the interest rate on the line of credit was changed from a variable rate equal to the prime rate plus 1% to a fixed rate of 7.5%. Additionally, the maximum amount that can be borrowed under the line of credit at one time was decreased from $15 million to $12 million. The Company is currently working to replace the Liberty Bank line of credit with a larger financing from different lenders.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
     The Company previously announced that it had received a Nasdaq Staff Deficiency Letter on December 21, 2007 indicating that the Company fails to comply with the minimum bid price requirement for continued Nasdaq Stock Market listing set forth in Nasdaq’s Marketplace Rule 4310(c)(4), in that the Company’s common stock had closed below the $1.00 minimum bid price for 30 consecutive business days. In accordance with the Marketplace Rules, the Company was provided 180 calendar days, until June 18, 2008, to regain compliance by maintaining a common stock price of at least $1.00 per share for a minimum of 10 consecutive business days. The Company did not regain compliance with the bid price requirement by June 18, 2008, and was granted an additional 180 calendar days to regain compliance, since, as of June 18, 2008, the Company would otherwise be eligible for initial listing on Nasdaq under two of the three Nasdaq tests for initial listing eligibility.
     The Company’s board of directors has unanimously adopted a resolution declaring the potential advisability of effectuating a reverse stock split in order to preserve the Company’s Nasdaq listing, to be effectuated at any time hereafter on or before December 15, 2008 (the expiration of the additional 180-day period permitted by Nasdaq) if the board determines that compliance with Nasdaq’s minimum bid requirement is not likely to be otherwise achieved by an increase in the market price of the common stock, or if the board determines that other strategic reasons warrant resolving any uncertainty as to its Nasdaq listing at an earlier date. The Company is filing a proxy statement seeking shareholder approval of the reverse stock split in the case it is deemed necessary.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
99.1	Press release issued June 19, 2008 announcing the above-referenced extension of time to regain compliance with Nasdaq’s minimum bid price listing requirement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
By:	/s/ JOE G. BROOKS
Joe G. Brooks,
Chairman and Chief Executive Officer

Date: June 20, 2008